Exhibit 77(o)
                  Transactions effected pursuant to Rule 10f-3

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
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                                                 Date of        Broker/Dealer From        Affiliated/Principal
          Fund Name              Issuer          Purchase          Whom Purchased       Underwriter of Syndicate
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
ING VP International Value     Belgacom SA      03/22/2004      Lehman Brothers         ING Belgium
Portfolio
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